Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-130309 on Form S-3, Registration Statement No. 333-29741 on Form S-4 and Registration Statement Nos. 333-68319, 333-80641, 333-28019, 333-28021, 333-41353, 333-50013, 333-55969, 333-30160, 333-42828, 333-75820, 333-103252 and 333-104247 on Form S-8 of our reports dated March 8, 2006 relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in 2005 in the method of accounting for conditional asset retirement obligations to conform to Statement of Financial Accounting Standard Interpretation No. 47) and financial statement schedule of Dean Foods Company and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Dean Foods Company for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 10, 2006